Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-71327), Registration Statement on Form S-8 (No. 333-92423), Registration Statement on Form S-8 (No. 333-104497), Registration Statement on Form S-8 (No. 333-115735), Registration Statement, including Post-Effective No. 1, on Form S-8 (No. 333-152022), Registration Statement on Form S-8 (No. 333-190406), Registration Statement on Form S-8 (No. 333-190405), Registration Statement, including Post-Effective No. 1, on Form S-3ASR (No. 333-178093) and Registration Statement on Form S-3ASR (No. 333-188309), of our report dated February 21, 2014 relating to the combined and consolidated financial statements of Enable Midstream Partners, LP (previously named CenterPoint Energy Field Services, LLC) and subsidiaries, (collectively the "Partnership") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the preparation of the combined and consolidated financial statements of Enable Midstream Partners, LP from the historical accounting records maintained by CenterPoint Energy, Inc. and its subsidiaries) included in this annual report on Form 10-K of OGE Energy Corp. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Houston, Texas
February 25, 2014